EXHIBIT 10.4

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $500,000 Purchase Price: $500,000	Issue Date: October __, 2011

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, GreenHouse Holdings, Inc., a Nevada corporation (hereinafter called “Borrower”), hereby promises to pay to Premier Alliance Group, Inc., located at 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211, Fax: (704) 521-8078 (together with its successors, representatives, and permitted assigns, the “Holder”) or order, without demand, the sum of Five Hundred Thousand Dollars ($500,000) (“Principal Amount”) on April __, 2012  (the “Maturity Date”), if not sooner paid.

This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder dated at or about the date hereof (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement.  Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as set forth in the Subscription Agreement.  The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1   Interest.  The outstanding principal amount of this Note shall bear interest at a rate of eight percent (8%) per annum and compounded quarterly from the Issue Date until the Maturity Date.  Such interest shall be based on a 365-day year and calculated for the actual number of days elapsed in which interest is being calculated.

1.2   Interest Payments.  The Borrower shall pay the Holder all accrued but unpaid interest on the Maturity Date.  The Holder shall have no obligation to deliver to the Borrower any invoice or other statement setting forth the amount of principal, interest or any other amount due on any payment date, and any absence by the Holder to provide any such invoice or statement shall not reduce or otherwise impair the Borrower’s obligation to pay any amounts payable hereunder.  The Borrower shall make all interest payments under this Note to the Holder by 5:00 p.m. EST on the date when due.  The Borrower shall make all payments in United States Dollars in immediately available funds transferred by wire transfer to an account designated by the Holder.

1.3   Default Interest.  Upon the occurrence of an Event of Default (as defined in Article III hereof), then to the extent permitted by law, the Borrower will pay interest in cash to the Holder, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of eighteen percent (18%) per annum and the maximum applicable legal rate per annum.

1.4   Ranking.  Except as set forth in the next sentence, this Note shall be senior in priority to all liabilities and obligations of the Borrower.  The Holder shall receive a first-priority security interest in all other assets of the Borrower. This Note shall be senior to all other future obligations and liabilities of the Borrower.

1.5   Security.  Payment of the principal of, and interest on, this Note and all other amounts due under the Subscription Agreement, is secured by certain personal property as provided in the Security Agreement.

1.6   Payment.  Payment of this Note and all interest thereon shall be paid to the Holder by wire transfer to an account designated by the Holder or at such address outside of the United States and its possessions as the Holder may instruct the Borrower in writing in U.S. Dollars.

1.7   Conversion Privileges.  The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until this Note is paid in full regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower's Common Stock (“Common Stock”) as set forth below.

2.1   Conversion into the Borrower's Common Stock.

(a)    The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price as defined in Section 2.1(b) hereof, determined as provided herein.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within four (4) business days after the Conversion Date (such fourth day being the “Delivery Date”) that number of shares of Common Stock for the portion of this Note converted in accordance with the foregoing.  The Holder will not be required to surrender the note to the Borrower until the Note has been fully converted or satisfied.  At the election of the Holder, the Borrower will deliver accrued but unpaid interest on this Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the outstanding principal amount of this Note and accrued but unpaid interest, if any, to be converted, by the Conversion Price.

(b)   Subject to adjustment as provided in Section 2.1(d) hereof, the conversion price per share shall be equal to 70% of the volume weighted average price for the twenty (20) trading days prior to the date a notice of conversion is given to the Company (the “Conversion Price”).

(c)   Subject to adjustment as provided in Section 2.1(d) hereof, if the contemplated merger between the Borrower and the Holder is completed, this Note shall automatically convert into such number of shares equal to the Principal Amount divided by the opening bid price of the shares of the merged entities on the day after the Closing Date.  Such shares shall be factored into the pro rata share split between the two companies as credited to the Holder and debited to the Borrower.

(d)    The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a)(b) and (c), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.   Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or  consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower, or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental  Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.   Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.   Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.   Share Issuance.   So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances, prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.  Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.

(e)    Whenever the Conversion Price is adjusted pursuant to Section 2.1(d) above, the Borrower shall promptly, but not later than the fifth (5th) business day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. Failure to provide the foregoing notice shall be deemed an Event of Default under this Note.

(f)    During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 125% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2   Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

3.1   Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

3.2   Breach of Covenant.  The Borrower or any Subsidiary breaches any material covenant or other term or condition of the Subscription Agreement, Transaction Documents or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3   Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Documents, or any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4   Liquidation.   Any dissolution, liquidation or winding up by Borrower or a Subsidiary of a substantial portion of their business.

3.5   Cessation of Operations.   Any cessation of operations by Borrower or a Subsidiary (providing the ______ of such subsidiary’s operations would have been a Material Adverse Effect on the business of the Borrower) or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they come due.

3.6   Maintenance of Assets.   The failure by Borrower or any Subsidiary to maintain any (i) material intellectual property rights, personal, real property, equipment leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured within ten (10) days after written notice to the Borrower from the Holder, or (ii) assets that represent any material part of the Collateral (as defined in the Security Agreement).

3.7   Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.8   Judgments.  Any money judgment, writ or similar final process shall be entered or made in a nonappealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $50,000, unless stayed, vacated or satisfied within ten (10) days.

3.9   Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower.

3.10   Delisting.   Delisting of the Common Stock from any Principal Market; failure to comply with the requirements for continued listing on a Principal Market for a period of five (5) consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

3.11   Non-Payment.   Except for the obligations set forth on Schedule 3.11, a default by the Borrower or any Subsidiary under any one or more obligations in an aggregate monetary amount in excess of $50,000 for more than five (5) days after the due date, unless the Borrower or such Subsidiary is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount or all of the contested amount, whichever is greater.

3.12   Stop Trade.  An SEC or judicial stop trade order or Principal Market trading suspension that lasts for five (5) or more consecutive trading days.

3.13   Failure to Deliver Common Stock or Replacement Note.  Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, Sections 7 and 11 of the Subscription Agreement or, if required, a replacement Note following a partial conversion.

3.14   Reservation Default.   Failure by the Borrower to have reserved for issuance upon conversion of this Note the number of shares of Common Stock as required in the Subscription Agreement and this Note, and such failure continues for a period of twenty (20) days.

3.15   Financial Statement Restatement.  The restatement after the date hereof of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.

3.16   Reverse Splits.   The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

3.17   Event Described in Subscription Agreement.  The occurrence of an Event of Default as described in the Subscription Agreement or any other Transaction Document that, if susceptible to cure, is not cured during any designated cure period.

3.18   Executive Officers Breach of Duties.  Any of Borrower’s named executive officers or directors is convicted of a violation of securities laws related to activities regarding the Borrower’s securities, or a settlement in excess of $250,000 is reached by any such officer or director relating to a violation of securities laws related to activities regarding the Borrower’s securities, breach of fiduciary duties or self-dealing.

3.19   Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower is a party, or the occurrence of an event of default under any such other agreement to which Borrower is a party which is not cured after any required notice and/or cure period.

3.20   Notification Failure.   A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document.

ARTICLE IV

SECURITY INTEREST

4.   Security Interest/Waiver of Automatic Stay.   This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder.  The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower or a Subsidiary, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower or a Subsidiary and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.  The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder.  The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

ARTICLE V

MISCELLANEOUS

5.1   Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2   Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Borrower, to:
Greenhouse Holdings, Inc.
Attn: John Galt, President
5171 Santa Fe Street
Suite J
San Diego, California  92109
Telephone: (858) 275-2626
Facsimile: (949 315-3827

with a copy to:

Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York  10018
Telephone (212) 216-8085
Facsimile (212) 216-8001

If to the Holder:
To the address and facsimile number listed on the first paragraph of this Note.

5.3   Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4   Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign its obligations under this Note.

5.5   Expenses.  The Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

A.   Expenses for Amendments.  If the Holder shall employ counsel for advice or other representation or shall incur legal or other costs and expenses in connection with any amendment or modification of this Note or any of the other Transaction Documents, then, and in any such event, the reasonable counsel fees arising from such services and all expenses, costs, charges and other reasonable fees of such counsel incurred in connection with or related to any of the events or actions described above shall be payable by the Borrower.

B.   Costs of Collection.  In the event of a default or an Event of Default, in addition to any other sums payable by the Borrower hereunder, the Borrower shall pay the Holder’s and any other holders’ of the Notes costs of collection, including reasonable attorneys’ fees, including post judgment costs of collection, incurred by the Holder’s or any other holders’ of the Notes in the collection of the obligations of the Borrower to the Holder and any other holders of the notes whether under this Note or the other Transaction Documents, and in the enforcement of any provision hereof and thereof, whether suit be brought or not.

C.   Expenses in Dispute.  In the event of any dispute regarding the subject matter hereunder, the non-prevailing party in any dispute shall be required to fully reimburse the prevailing party in any dispute for all of its documents attorneys’ fees, costs and expenses incurred in connection with such dispute, the outcome of which shall have been determined by a court of competent jurisdiction.

5.6   Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

5.7   Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8   Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.9   Redemption.  This Note may not be redeemed or called without the consent of the Holder except as described in this Note or the Subscription Agreement.

5.10   Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

5.11   Facsimile Signature.  In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages Follow]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the [●] day of October 2011.

GREENHOUSE HOLDINGS, INC.

By:	/s/
Name: John Galt
Title: President

WITNESS:

______________________________________

[Signature Page to Secured Convertible Promissory Note]

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by GREENHOUSE HOLDINGS, INC. on ________, 20__ into Shares of Common Stock of GREENHOUSE HOLDINGS, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:___________________________________________________________________________

Address:_____________________________________________________________________________

_____________________________________________________________________________